UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

NEAH POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Pursuant to the Company’s “Consent Solicitation Statement, Solicitation of Written Consents in Lieu of Meeting of Stockholders” dated July 12, 2012, the Company’s stockholders approved amendments to the Company's Articles of Incorporation, as amended, (i) to increase the total number of authorized shares of common stock from 500,000,000 to 1,800,000,000 shares, and (ii) changing the name of the Company to NewPower, Inc.  The Company received written consents from stockholders holding more than a majority of the voting power of the shares of capital stock entitled to vote, representing 253,326,453 shares or 62.84% of the stockholders of record as of the record date. There were no written consents received representing a vote against, abstention or broker non-vote with respect to either proposal.

The Company extended the expiration date for the receipt of signed consents pursuant to the terms of the Consent Solicitation Statement to September 28, 2012.

The Company intends to file the amendment to the Articles of Incorporation with the Nevada Secretary of State on or before September 28, 2012, related to the increase of the authorized common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2012		Neah Power Systems, Inc.

	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
President